UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2005

 IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	File No. 1-5964 (Commission File Number)	23-0334400 (IRS Employer Identification Number)

  70 Valley Stream Parkway, Malvern, Pennsylvania      19355

Registrant’s telephone number, including area code: (610) 296-8000

                       Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.   Results of Operations and Financial Condition.

On April 28, 2005, IKON Office Solutions, Inc. (“IKON” or the “Company”) reported preliminary financial results for the second quarter of fiscal 2005, which results are subject to the completion of the Company's internal review of billing controls and reserve practices for U.S. trade accounts receivable. A copy of this press release is furnished as Exhibit 99.1 to this report.

As disclosed in IKON's report on Form 8-K on April 21, 2005, preliminary information regarding the second quarter results and the Company’s outlook for the full year will be discussed on a conference call hosted by IKON at 10:00 a.m. EDT on Thursday, April 28, 2005. Please call (719) 457-2626 to participate. The live audio broadcast of the call can be accessed on IKON’s Investor Relations homepage. A replay of the conference call will also be available on IKON’s Investor Relations homepage approximately two hours after the call ends through the next quarterly reporting period. To listen, please go to http://www.ikon.com/about/ir/events/ and click on “IKON Office Solutions Second Quarter Preliminary Results Conference Call.” Beginning at 1:00 p.m. EDT on April 28, 2005 and ending at midnight EDT on May 2, 2005, a complete replay of the conference call can also be accessed via telephone by calling (719) 457-0820 and using the access code: 8024990.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02.   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As disclosed in the press release issued on April 21, 2005 described in response to Item 7.01 and furnished as Exhibit 99.1 to a Report on Form 8-K of the same date, IKON Office Solutions, Inc. (the “Company”) is conducting a review of its billing controls and reserve practices for its U.S. trade accounts receivable. Based solely on the preliminary data currently available, the Audit Committee of the Board of Directors of the Company concluded on April 26, 2005 that the Company will be required to restate one or more of the previously-issued financial statements included in the Company’s Form 10-K for fiscal 2004 and Form 10-Q for the first quarter of fiscal 2005. However, the Audit Committee will not be able to identify the periods at issue, or the impact on those periods, until management has completed its review. Management and the Audit Committee will consider which previously-issued financial statements, if any, will be restated upon completion of such review. The Company cannot predict the length of time that will be required to complete the pending review, but currently expects that it will not be able to finish its work in time to file its Report on Form 10-Q for the second quarter of fiscal 2005 by the May 10, 2005 due date. Management and the Audit Committee of the Board of Directors have discussed this matter with the Company’s independent auditors.

Section 8 – Other Events

Item 8.01.   Other Events.

IKON Office Solutions, Inc. (“IKON”) and NRG Group PLC (“NRG”) presented materials to their subsidiaries’ relevant Works’ Councils today detailing the proposed divestiture of IKON’s French subsidiary, IKON Office Solutions S.A.S. Subject to the opinion of the Works’ Council of each of IKON and NRG, any final terms of the proposed transaction would be memorialized in an agreement that would include such customary conditions precedent as applicable regulatory approval in the appropriate countries.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

The following exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

(99.1)	Press Release Dated April 28, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By: /s/ Robert F. Woods Robert F. Woods Senior Vice President and Chief Financial Officer

Dated: April 28, 2005